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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-46334 and 333-51416) of Zengine, Inc. of our report dated December 1, 2000, relating to the financial statements which appear in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
December 28, 2000